       FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
  STATE OF NEVADA

         AUG 12, 1997

     No. C 15837-97
         ---------------
         Dean Heller

DEAN HELLER, SECRETARY OF STATE


                                                                     EXHIBIT 3.3

                          CERTIFICATE OF AMENDMENT OF
                         ARTICLES OF INCORPORATION OF
                                SOFTLINK, INC.


William Yuan and Edmund T. Leung certify that:


1. They are the President and Secretary, respectively, of Softlink, Inc., a Nevada corporation.

2. Article 4 of the Articles of Incorporation is amended to read in full as follows:

          The Corporation is authorized to issue two classes of shares to be designated respectively common stock ("Common Stock") and preferred stock ("Preferred Stock"). The total number of shares of capital stock which the Corporation shall have authority to issue is sixty million (60,000,000) shares, of which fifty-nine million (59,000,000) shares shall be Common Stock, $0.001 par value per share, and one million (1,000,000) shares shall be Preferred Stock, $0.001 par value per share. The Preferred Stock herein authorized may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized within the limitations and restrictions stated in these Articles of Incorporation, to determine or alter the voting powers, designations, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix, alter or reduce (but not below the number then outstanding) the number constituting any such series and the designation thereof, or any of them, and to provide for the rights and terms of redemption or conversion of the shares of any such series.

3. The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors of the Corporation.

4. The foregoing amendment has been duly approved by the required vote of the shareholders of the Corporation. The total number of outstanding shares of the Corporation is 8,233,408. The number of shares voting in favor of the amendment was 4,305,117 and equaled or exceeded the vote required. The percentage vote required for the approval of the amendment herein set forth was more than fifty percent (50%).

     The undersigned declare under penalty of perjury under the laws of the State if Nevada that the matters set forth herein are true and correct of their own knowledge.

Dated: 8/9, 1999

                                             /s/ William Yuan
                                             ------------------------------
                                             William Yuan, President


                                             /s/ Edmund T. Leung
                                             ------------------------------
                                             Edmund T. Leung, Secretary



                           [NOTARY ACKNOWLEDGEMENT]

CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT

State of California      }

County of Santa Clara    } ss.
          -----------

On August 9/th/, 1999, before me,                Paresh Africawala,
   ------------------            -----------------------------------------------
         Date                    Name and Title of Officer (e.g. "Jane Doe,
                                 Notary Public")

personally appeared William Yuan & Edmund T. Leung,
                    ------------------------------
                         Name(s) of Signor(s)

                                 [_] personally known to me
                                 [X] proved to me on the basis of satisfactory evidence

                                 to be the persons whose names are subscribed to
                                 the within instrument and acknowledged to me
[SEAL]                           that they executed the same in their authorized
      PARESH AFRICAWALA          capacities, and that by their signatures on the
     Commission #1111672         instrument the persons, or the entity upon
 Notary Public - California      behalf of which the persons acted, executed the
     Santa Clara County          instrument.
My Comm. Expires Feb 15, 2001
                                 WITNESS my hand and official seal.

                                    /s/ Paresh Africawala
                                 ----------------------------
Place Notary Seal Above           Signature of Notary Public

___________________________________ OPTIONAL ___________________________________
Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

Description of Attached Document
Title or Type of Document: Certificate of Amendment Articles of Incorporation
                           --------------------------------------------------
                           of Soft Link.
                           ------------

Document Date: 8/9/99                   Number of Pages: 2
               ------                                    ------

Signer(s) Other Than Named Above: ______________________________________________

Capacity(ies) Claimed by Signer
                                                               _________________
Signer's Name: _________________________________________       RIGHT THUMBPRINT
[_] Individual                                                     OF SIGNER
[X] Corporate Officer -- Title(s): President & Secretary       -----------------
                                   ---------------------       Top of thumb here
[_] Partner -- [_] Limited [_] General
[_] Attorney in Fact
[_] Trustee
[_] Guardian or Conservator
[_] Other: _____________________________________________

Signer is Representing: _________________________________      _________________